CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms F-3 (No. 333-191909 and No. 333-181094) of Golar LNG Partners LP of our report dated April 30, 2014 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP London, United Kingdom April 29, 2015